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                                                               EXHIBIT 28(H)(4)

                      MASTER FUND PARTICIPATION AGREEMENT

   THIS AGREEMENT is entered into as of this 30/th/ day of June, 2010 among THE LINCOLN NATIONAL LIFE INSURANCE COMPANY on behalf of itself and certain of its separate accounts; LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK (together with The Lincoln National Life Insurance Company "Insurance Company"), on behalf of itself and certain of its separate accounts; LINCOLN VARIABLE INSURANCE PRODUCTS TRUST ("Trust"), an open-end investment company organized under the laws of Delaware; AMERICAN FUNDS INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware; and AMERICAN FUNDS SERVICE COMPANY (the "Transfer Agent"), a corporation organized under the laws of the State of California.

                                  WITNESSETH:

   WHEREAS, Insurance Company proposes to issue, now and in the future, certain multi-manager variable annuity contracts and/or variable life policies (the "Contracts");

   WHEREAS, Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an "Account") for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS, the Contracts, which are or will be registered by Insurance Company (unless exempt from such registration) with the Commission for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

   WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

   WHEREAS, the Series is divided into various funds (the "Master Funds"), and each Master Fund is subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Master Fund;

   WHEREAS, the Trust is divided into various series (the "Funds"), and each Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Funds;

   WHEREAS, certain Funds propose to hold as their only investment shares of a

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corresponding Master Fund as set forth in Attachment A, as such Attachment may be amended from time to time by mutual agreement in writing, with each such Fund having the same investment objective and compatible fundamental investment restrictions and policies as the corresponding Master Fund as described in the registration statement for the Master Fund;

   WHEREAS, certain Master Funds (through the Funds) listed in Attachment A to this Agreement will serve as certain of the underlying investment mediums for the Contracts issued with respect to the Accounts listed on Attachment B; and

   WHEREAS, CRMC is the investment adviser for the Series.

   NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, the Series and CRMC hereby agree as follows:

  1. (a) The Series and CRMC each represents and warrants to Insurance Company and the Trust that: (i) a registration statement under the 1933 Act and under the 1940 Act (collectively, the "SEC Filings") with respect to the Series has been filed with the Commission in the form previously delivered to Insurance Company and the Trust, and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust at the time that they are filed with the Commission;
         (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified in accordance with the laws of the Commonwealth of Massachusetts;
         (iii) the shares of the Master Funds sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Series will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Master Funds are sold; (iv) the Series will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and the Series' registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the "Prospectus") shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company and the Trust expressly for use therein; and (v) the Series and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

     (b) The Series and CRMC represent and warrant that all of the Series trustees,

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         officers, employees, investment advisers, and other
         individuals/entities having access to the funds and/or securities of the Series are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Series in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     (c) CRMC represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and that it will perform its obligations for the Series in accordance in all material respects with the laws of the State of Massachusetts and any applicable state and federal securities laws.

  2. (a) The Trust represents and warrants to the Series and CRMC that (i) the shares of the Funds are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws;
         (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Delaware; (iii) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (d) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by CRMC or the Series expressly for use therein; and the Trust will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

     (b) Insurance Company represents and warrants to the Series and CRMC that:

            (i) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement;

           (ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against each above-named party in accordance with its terms;

          (iii) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution,

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                delivery, performance, validity or enforceability of this
                Agreement;

           (iv) The Lincoln National Life Insurance Company will or has established the Accounts as separate accounts under Indiana law;

            (v) Lincoln Life & Annuity Company of New York will or has established the Accounts as separate accounts under New York law;

           (vi) it has registered the Accounts as unit investment trusts under the 1940 Act to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Accounts in proper reliance upon an exclusion from registration under the 1940 Act;

          (vii) the Contracts are or will be and at the time of issuance will be treated as annuity contracts and life insurance policies, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), that Insurance Company will maintain such treatment and that it will notify the Series immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

         (viii) the offer of the Contracts has been registered with the SEC under the Securities Act of 1933, unless exempt from registration, and each such registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to Insurance Company by CRMC or the Series expressly for use therein;

           (ix) any information furnished in writing by Insurance Company for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series' registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

            (x) investment by each Account in a Fund is in reliance on and consistent with the terms of the Series' Mixed and Shared Funding Order; and

           (xi) the Accounts invest in the Funds in reliance on the status of each Account

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                as a "Permitted Investor" within the meaning of
                Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended.

  3. (a) The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form and signed by such of its officers as Insurance Company and the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of: (i) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (ii) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (iii) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

     (b) The Series will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

     (c) The parties agree that with regard to shares of the Series subject to this agreement, the Insurance Company, Trust and/or their affiliates do not control the management or policies of the Series or CRMC.

  4. The Series or the Transfer Agent will compute the closing net asset value, and any distribution information (including the applicable ex-date, record date, payable date, distribution rate per share, income accrual and capital gains information) for each Master Fund as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange is open for business (a "Business Day") or at such other time as the net asset value of a Master Fund is calculated, as disclosed in the relevant Master Funds' current prospectuses. The Series or the Transfer Agent will use commercially reasonable efforts to communicate to the Trust such information by 6:30 p.m. Eastern Time on each Business Day. Such information shall be accurate and true in all respects and updated continuously. Such information shall be communicated by electronic transmission acceptable to the parties or other mutually agreeable method.

  5. In the event an adjustment is made to the computation of the net asset value of Master Fund shares as reported to Trust under paragraph 4, the correction will be handled in a manner consistent with SEC guidelines and the 1940 Act and the Series or Transfer Agent shall notify Trust as soon as practicable after discovering the need for any such adjustment. Notification may be made by electronic transmission acceptable to the parties or other mutually agreeable method.

  6.     To the extent a price adjustment results in a deficiency or excess to a

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         Contractholder's account, Insurance Company and Transfer Agent agree to evaluate the situation together on a case-by-case basis with the goal towards pursuing an appropriate course of action. To the extent the price adjustment was due to Transfer Agent's error, Transfer Agent shall reimburse Contractholder's account. Any administrative costs incurred for correcting Contractholder accounts will be at Insurance Company's expense.

  7. Purchases and redemptions of shares shall be handled in the following manner:

     (a) Manual Transactions. The Trust will use the NSCC's Fund/SERV system and other such NSCC systems as soon as reasonably practicable. The Trust will use its best efforts to use NSCC systems by October 1, 2010, for transmission and settlement of orders. Additionally, once the Trust has adopted the use of the NSCC's Fund/SERV and related systems for submitting transactions, manual transactions may be submitted by the Trust only in the event that the Trust is in receipt of orders for purchase and redemption of shares and is unable to transmit the orders to Transfer Agent via the NSCC due to unforeseen circumstances such as system wide computer failures experienced by the Trust or the NSCC or other events beyond the Trust's reasonable control. In the event manual transactions are used, the following provisions shall apply:

          (i) The Trust will notify the Transfer Agent by 8:00 a.m. Eastern Time, on the next Business Day the aggregate amounts of purchase orders and redemption orders, that were placed with the Insurance Company by Contractholders for each Fund by 4:00 p.m. Eastern time on the prior Business Day (the "Trade Date"). Insurance Company represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the 8:00 a.m. deadline using the following Business Day's net asset value.

         (ii) All orders received by Insurance Company by 4:00 p.m. on a Business Day and communicated by the Trust to the Transfer Agent by the 8:00 a.m. deadline shall be treated by the Transfer Agent as if received as of the close of trading on the Trade Date and the Transfer Agent will therefore execute orders at the net asset values determined as of the close of trading on the Trade Date. The Trust will initiate payment by wire transfer to a custodial account designated by the Series for the aggregate purchase amounts prior to 4:00 p.m. Eastern time on the next Business Day following Trade Date. Dividends and capital gain distributions shall be automatically reinvested in additional shares at the ex-dividend-date net asset value.

        (iii) Aggregate orders for redemption of shares of the Master Funds will be paid in cash and wired from the Master Funds' custodial account to an account designated by the Trust. From the effective date of this

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              Agreement through September 30, 2010 and thereafter if the Trust regularly uses Fund/SERV but submits manual trades pursuant to paragraph 7(a) above: (i) for orders received by the Transfer Agent by the 8:00 a.m. deadline Transfer Agent will use commercially reasonable efforts to initiate payment by wire to the Trust or its designee of proceeds of such redemptions on the next Business Day following Trade Date, but in no event shall such payment be initiated later than two Business Days following Trade Date (T+2) and (ii) for orders received after the 8:00 a.m. deadline Transfer Agent will initiate payment by wire to the Trust or its designee of proceeds of such redemptions two Business Day following Trade Date (T+2). On or after October 1, 2010, if the Trust does not regularly use Fund/SERV to submit transactions and regularly submits trades manually, Transfer Agent will initiate payments by wire of such redemption proceeds two Business Days following Trade Date (T+2).

     (b) For transactions via the Fund/SERV system, the following provisions shall apply:

          (i) The Trust and Transfer Agent will be bound by the terms of the Fund/SERV Agreement filed by each with the NSCC. Without limiting the generality of the following provisions of this section, the Trust and Transfer Agent each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

         (ii) Any information transmitted through Networking by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

        (iii) On each Business Day, the Trust shall aggregate and calculate the purchase orders and redemption orders for each Account received by the Insurance Company prior to the Close of Trading on each Business Day. The Trust shall communicate to Transfer Agent for that Business Day, by Fund/SERV, the aggregate purchase orders and redemption orders (if any) for each Account received by the Close of Trading such Business Day (the "Trade Date") by the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") Cycle 8 (generally, 6:30 a.m. Eastern time) on the following Business Day. Transfer Agent shall treat all trades communicated to Transfer Agent in accordance with the foregoing as if received prior to the Close of Trading on the Trade Date. All orders received by the Insurance Company after the close of trading on a

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              Business Day shall not be transmitted to NSCC prior to the conclusion of the DCC&S Cycle 8 on the following Business Day, and Insurance Company represents that orders received by it after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day's net asset value. Transfer Agent may process orders it receives after the DCC&S Cycle 8 deadline using the net asset value determined on the Business Day following the Trade Date.

     (c) All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing share position for each Fund/account. In the case of delayed settlement, Transfer Agent and the Trust shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. Such wires for the Trust will be communicated separately.

   Such wires for Transfer Agent should be sent to:

             WELLS FARGO BANK

             ABA#: 121000248
             ACCOUNT#: 4100060532

             AFS ACCOUNT # AND FUND #
             FBO LINCOLN NATIONAL LIFE
             707 WILSHIRE BLVD, 13/TH/ FLOOR
             LOS ANGELES, CA 90017

     (d) Processing errors which result from any delay or error caused by the Trust may be adjusted through the NSCC System by Trust by the necessary transactions on a current basis.

     (e) If applicable, orders for the purchase of Fund shares shall include the appropriate coding to enable Transfer Agent to properly calculate commission payments to any broker-dealer firm assigned to the Trust.

     (f) Trust shall reconcile share positions with respect to each Master Fund for each Fund as reflected on its records to those reflected on statements from Transfer Agent and shall, on request, certify that each Fund's share positions with respect to each Master Fund reported by Transfer Agent reconcile with Trust's share positions for that Fund. Trust shall promptly inform Transfer Agent of any record differences and shall identify and resolve all non-reconciling items within five business days.

     (g) Within a reasonable period of time after receipt of a confirmation relating to an

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         Instruction, Trust shall verify its accuracy in terms of such
         Instruction and shall notify Transfer Agent of any errors appearing on such confirmation.

     (h) Any order by the Trust for the purchase of shares of the respective Master Funds through Transfer Agent shall be accepted at the time when it is received by the Transfer Agent (or any clearinghouse agency that Transfer Agent may designate from time to time), and at the offering and sale price determined in accordance with this Agreement, unless rejected by Transfer Agent or the respective Master Funds. In addition to the right to reject any order, the Series has reserved the right to withhold shares from sale temporarily or permanently. Transfer Agent will not accept any order from the Trust that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions that Transfer Agent shall forward from time to time to the Trust. The shares purchased will be issued by the respective Master Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds. If payment for the shares purchased is not received within three days after the date of confirmation, the sale may be cancelled by Transfer Agent or by the respective Master Funds without any responsibility or liability on the part of the Transfer Agent or the Funds, and the Transfer Agent and/or the respective Funds may hold the Trust or the Insurance Company responsible for any loss, expense, liability or damage, including loss of profit suffered by the Transfer Agent and/or the respective Funds, resulting from the delay or failure to make payment as aforesaid.

  8. (a) The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Further, the Board of Trustees of the Series (the "Series Board") may refuse to sell shares of any Master Fund to any person, or suspend or terminate the offering of shares of any Master Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Series Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state law, necessary in the best interests of the shareholders of such Master Fund, and as consistent with its anti market-timing and late-trading policies and procedures.

     (b) The Trust has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include (but is not limited to) monitoring Contract holder trading activity. Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

  9. The Trust will make shares of the Funds listed on Attachment A available only to Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Funds as may reasonably

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         be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Funds.

10. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts corresponding to the Fund investing in Class 1 shares of each Master Fund (each, a "Subaccount") for investment in shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

11. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Accounts or Funds. Shares ordered from a particular Master Fund will be recorded by the Series as instructed by the Trust in an appropriate title for the corresponding Fund. Shares ordered from a particular Fund will be recorded by the Trust or the Trust's transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount.

12. The Series shall furnish notice of the dividend rate to the Trust of any dividend or distribution payable on any shares of the Master Funds held by the Funds prior to the close of business on the ex-dividend date. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Master Fund recorded in the title for the corresponding Fund in additional shares of that Master Fund. The Series shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

13. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses (which in this Agreement shall include any summary prospectuses unless the context otherwise requires) and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

         With respect to any prospectus and annual and semi-annual reports (the "Reports") of the Series that are printed in combination with any one or more

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         such Reports of other investment options for the Contracts (the
         "Booklet"), the Series shall bear the costs of printing and mailing the Booklet to existing Contract owners based on the ratio of the number of pages of the Series' Reports included in the Booklet to the number of pages in the Booklet as a whole.

 14. (a) Insurance Company shall bear the expenses for the cost of preparation and delivery of any Series prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation, if any as may be required, (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the prospectus for the Series is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Contracts and the Series, printed together in one or more documents (such printing to be done at Insurance Company's expense with respect to prospective investors).

     (b) The Series will provide to the Insurance Company and the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials that pertain to the Contracts, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Series or its shares, within a reasonable time after filing of each such document with the Commission or the Financial Industry Regulatory Authority.

     (c) The Trust may distribute the prospectuses of the Master Funds within the Series pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"). For purposes of this Agreement, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

         (i) The Series represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Series and its fund.

         (ii) The Series agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Series and fund documents required to be posted in compliance with Rule 498.

         (iii) The Series and CRMC represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Master Fund documents made directly to the Series, CRMC or one of their affiliates.

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         (iv)   Insurance Company represents and warrants that any bundling of
         Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

         (v) CRMC and the Series may provide web links or URLs to the Insurance Company for use with Insurance Company's electronic delivery of fund documents or on the Insurance Company's website. Insurance Company will be solely responsible for the maintenance of such web links. CRMC and the Series will be responsible for maintaining the Series' and funds' current documents on the site to which such web links or URLs originally navigate to.

         (vi) Each party agrees to notify the other party promptly upon its discovery of a failure to comply with the provisions of Rule 498.

         (vii) The parties agree that Insurance Company is not required to distribute Summary Prospectuses to its Contract holders, but rather use of the Summary Prospectus will be at the discretion of Insurance Company.

     (d) The Series and CRMC hereby consent to the Insurance Company's and Trust's use of the names of the Series and CRMC, as well as the names of the Master Funds set forth in Attachment A of this Agreement, in connection with marketing the Funds and Contracts, subject to the terms of this Agreement and Sections 12, 13 and 14 of that certain Business Agreement, by and among Insurance Company, CRMC, and American Funds Distributors. The Insurance Company acknowledges and agrees that CRMC and/or its affiliates own all right, title and interest in and to the names Capital Research and Management Company, American Funds, American Funds Distributors, American Funds Insurance Series and American Funds Service Company, and covenants not, at any time, to challenge the rights of CRMC and/or its affiliates to such name or design, or the validity or distinctiveness thereof. The Series and CRMC hereby consent to the use by the Insurance Company and the Trust of any trademark, trade name, service mark or logo used by the Series and CRMC, subject to the Series' and CRMC's approval of such use and in accordance with reasonable requirements of the Series or CRMC. Such consent will terminate with the termination of this Agreement. The Insurance Company and Trust agree and acknowledge that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Series and/or CRMC.

 15. (a) Insurance Company represents and warrants to the Series that any information furnished in writing by Insurance Company or the Trust to the Series for use in the registration statement and financial statements of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) The Series and CRMC represent and warrant to Insurance Company and the Trust that any information furnished in writing by the Series or CRMC to Insurance Company or the Trust for use in the registration statement and financial statements of the Trust or the Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

 16. (a) Insurance Company, the Trust and their affiliates shall make no representations concerning the Series' shares except those contained in the then current registration statement, Prospectus, or statement of additional information of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the Series' Prospectus, in information published on the Series' or CRMC's internet site, or in materials approved by CRMC or its affiliates.

     (b) The Series and their affiliates shall make no representations concerning the Trust's shares or the Contracts except those contained in the then current registration statement, Prospectus or statement of additional information of the Trust or Contract, in such printed information subsequently issued on behalf of the Trust or Insurance Company as supplemental to the Trust's or Contract's Prospectus, or in materials approved by the Insurance Company, the Trust or its affiliates.

 17. (a) Shares of the Series may be offered to separate accounts of various insurance companies ("Participating Insurance Companies") in addition to Insurance Company. The Series and CRMC represent and warrant that each Master Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that no other Participating Insurance Company will purchase shares in any Master Fund for any purpose or under any circumstances that would preclude Insurance Company from "looking through" to the investments of each Master Fund in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. The Series or CRMC will notify the Company immediately upon having a reasonable basis for believing that any Master Fund has ceased to so qualify or that any might not so qualify in the future.

     (b) The Series and CRMC represent and warrant that the Series will at all times comply with the diversification requirements of Section 817(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Master Fund. The Series will notify the Company immediately upon having a reasonable basis for believing that the Series or a Master Fund thereunder has ceased to comply with the diversification requirements or that the Series or Master Fund might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty the Series will take all reasonable necessary steps to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury
         Regulation 1.817-5.

 18. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more of the Funds or Master Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Insurance Company and the Trust of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

         The Series hereby notifies Insurance Company and the Trust that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

 19. (a) Insurance Company and the Trust, as applicable, shall each indemnify and hold harmless CRMC, each of the Master Funds, and each of its affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees ("Losses"), they may incur, insofar as such Losses arise out of or are based upon (i) Insurance Company's negligence or willful misconduct in the performance of its duties and obligations under this Agreement,
         (ii) Insurance Company's or Trust's violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by Insurance Company or Trust of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. Insurance Company or the Trust, as applicable, shall also reimburse CRMC, the Master Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Insurance Company or the Trust may otherwise have to CRMC, the Master Funds or their respective affiliates.

     (b) CRMC and the Series, as applicable, shall each indemnify and hold harmless, Insurance Company and its directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, and the Trust and its directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933 as amended from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon
         (i) CRMC or the Series' negligence or willful misconduct in the performance of its duties and obligations under this Agreement,
         (ii) CRMC or the Series' violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by CRMC or the Series of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by CRMC or the Series. CRMC or the Series, as applicable, shall also reimburse Insurance Company for any legal or other expenses reasonably incurred in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which CRMC or the Series may otherwise have to Insurance Company.

     (c) Promptly after receipt by a party entitled to indemnification under this paragraph 19 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 19, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

 20. Insurance Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract.

 21. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

     (a) by mutual agreement at any time; or

     (b) any party at any time, with respect to one, some or all of the Master Funds, upon sixty (60) days written notice to the other parties; or

     (c) at the option of Insurance Company, the Trust, CRMC or the Series upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts; or

     (d) at the option of Insurance Company or the Trust, upon ten calendar days' prior written notice, if shares of the Series are not reasonably available; or

     (e) at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or CRMC fails to meet the requirements for diversification under Section 817 (or any successor or similar provision) or to qualify as a RIC under the Code or if the Insurance Company or Trust reasonably and in good faith believes a Master Fund may fail to meet such requirements or qualify; or

     (f) in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Funds or the Contracts issued or to be issued by Insurance Company; in such event prompt notice shall be given by Insurance Company, the Trust or the Series to each of the other parties; or

     (g) at Insurance Company's option by written notice to the Series and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, to stop offering a Fund because either the Series or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

     (h) at Insurance Company's option by written notice to the Series and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that investment in the Funds is no longer an appropriate investment under the Contracts or no longer in the best interests of Contract owners, such termination to be effective sixty
         (60) days' after receipt by the other parties of written notice of the election to terminate; or

     (i) at the option of the Series or CRMC by written notice to Insurance Company and the Trust if the Series or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate.

         The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

 22. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

  IF TO INSURANCE COMPANY:

  The Lincoln National Life Insurance Company
  1300 S. Clinton Street
  Fort Wayne, IN 46802
  Attention: Kevin J. Adamson
             Second Vice President

  IF TO THE TRUST:

  Lincoln Variable Insurance Products Trust
  1300 S. Clinton Street
  Fort Wayne, IN 46802
  Attention: Daniel R. Hayes
             President

  IF TO SERIES:
  American Funds Insurance Series
  333 S. Hope Street, 55/th/ Floor
  Los Angeles, California 90071
  Attention: Michael J. Downer, Executive Vice President
  Facsimile No.:  213-615-0430

  WITH A COPY TO:
  Capital Research and Management Company
  333 S. Hope Street, 55/th/ Floor
  Los Angeles, California 90071
  Attention: Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,
             Fund Business Management Group
  Facsimile No.:  213-615-0430

  IF TO CRMC:
  Capital Research and Management Company
  333 S. Hope Street, 55/th/ Floor
  Los Angeles, CA 90071
  Attention: Michael J. Downer, Senior Vice President,
             Fund Business Management Group and Secretary
  Facsimile No.:  213-615-0430

  WITH A COPY TO:
  Capital Research and Management Company
  333 S. Hope Street, 55/th/ Floor
  Los Angeles, California 90071
  Attention: Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,
             Fund Business Management Group
  Facsimile No.:  213-615-0430

  IF TO THE TRANSFER AGENT:

  American Funds Service Company
  333 South Hope Street, 55/th/ Floor
  Los Angeles, California 90071
  Attention: Kenneth R. Gorvetzian, Chairman
  Facsimile No.:  213-615-0430

  WITH A COPY TO:

  Capital Research and Management Company
  333 S. Hope Street, 55/th/ Floor
  Los Angeles, CA 90071
  Attention: Michael J. Downer, Senior Vice President,
             Fund Business Management Group and Secretary
  Facsimile No.:  213-615-0430

  and

  American Funds Service Company
  Attn: HOST - Contract Administration Team
  3500 Wiseman Blvd.
  San Antonio, TX 78251-4321
  Facsimile No.: 210-474-4088

 23. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

 24. If this Agreement terminates, the Series, at the Trust's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. The Trust agrees not to redeem shares of the Series unless: (a) the Agreement is terminated; (b) legitimately required to do so according to a Contract owner's request; (c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; (d) as otherwise agreed to or permitted among the parties; or (e) Insurance Company or the Trust provides at least sixty
         (60) days advance written notice.

 25. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, the Trust, Insurance Company and the Account agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Insurance Company or the Trust seek satisfaction for any liability of the Series in respect of this Agreement, Insurance Company (on behalf of itself or any Account) and/or the Trust may seek recourse against CRMC. All obligations of the Trust hereunder shall be binding only upon the assets of Trust and shall not be binding on any other series of the Trust or on the trustees, officers or shareholders of the Trust or of any other series of the Trust.

 26. This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

 27. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

 28. CRMC and the Series agree that the names, addresses, and other information relating to the Contractholders or prospects for the sale of the Contracts developed by Insurance Company are the exclusive property of the Insurance Company and may not be used by CRMC, the Series, or their affiliates or agents without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto. Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this

         Agreement. Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

 29. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records as may be necessary to
         (a) monitor and review the performance of either party's activities,
         (b) assist either party in resolving disputes, reconciling records or responding to auditor's inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The parties agree to cooperate in good faith in providing records to one another under this provision.

         In the event Transfer Agent determines, based on a review of complaints received in accordance with the paragraph above, that the Insurance Company has a pattern of not processing Contract holder transactions accurately, Transfer Agent reserves the right to require that Insurance Company's data processing activities as they relate to this Agreement be subject to an audit by an independent accounting firm to ensure the existence of, and adherence to, proper operational controls. Insurance Company shall make available upon Transfer Agent's request a copy of any report by such accounting firm as it relates to said audit. Insurance Company shall immediately notify Transfer Agent in the event of a material breach of operational controls.

 30.     The following Sections shall survive any termination of this
         Agreement: 4-7, 19, 23-31.

 31. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms, and will not result in its violating any applicable law or breaching or otherwise impairing any of its contractual obligations.

 32. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

 33. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement.

 34. In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, such dispute shall be settled by arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the non-prevailing party.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                             THE LINCOLN NATIONAL LIFE
                             INSURANCE COMPANY (ON BEHALF OF ITSELF
                             AND EACH ACCOUNT)
Attest:
                                   /s/ Daniel R. Hayes
                             By:   ----------------------------------
/s/ Marilyn K. Ondecker      Its:  Vice President

                             LINCOLN VARIABLE INSURANCE
                             PRODUCTS TRUST
Attest:
                                   /s/ William P. Flory, Jr.
                             By:   ----------------------------------
/s/ Cynthia A. Rose          Its:  Second Vice President

                             LINCOLN LIFE & ANNUITY COMPANY OF
                             NEW YORK (ON BEHALF OF ITSELF AND EACH
                             ACCOUNT)
Attest:
                                   /s/ Daniel R. Hayes
                             By:   ----------------------------------
/s/ Mary Jo Ardington        Its:  Vice President

                             AMERICAN FUNDS INSURANCE SERIES
Attest:
                                   /s/ Michael Downer
                             By:   ----------------------------------
/s/ illegible signature      Its:  Executive Vice President and
                                   Principal Executive Officer

                             CAPITAL RESEARCH AND MANAGEMENT
                             COMPANY
Attest:
                                   /s/ Michael Downer
                             By:   ----------------------------------
/s/ illegible signature      Its:  Senior Vice President and Secretary

                             AMERICAN FUNDS SERVICE COMPANY
Attest:
                                    /s/ Kenneth Gorvetzian
                             By:    -----------------------
/s/ illegible signature      Its:   Chairman

                                 Attachment A

                     Master Funds and Corresponding Funds

American Funds Insurance Series Master Funds:  Trust Funds:

    [_] AFIS Growth Fund                           [_] LVIP American Growth Fund

    [_] AFIS Growth-Income Fund                    [_] LVIP American Growth-Income Fund

    [_] AFIS International Fund                    [_] LVIP American International Fund

    [_] AFIS Global Growth Fund                    [_] LVIP American Global Growth Fund

    [_] AFIS Global Small Cap Fund                 [_] LVIP American Global Small Cap

                                 Attachment B

                               LIST OF ACCOUNTS:

                    Lincoln Life Variable Annuity Account N
               Lincoln New York Account N for Variable Annuities